As filed with the Securities and Exchange Commission on May 24, 2016

Registration No. 333-211271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TESCO CORPORATION

(Exact name of registrant as specified in its charter)

Alberta, Canada	76-0419312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
11330 Clay Road, Suite 350 Houston, Texas 77041
(713) 359-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher L. Boone
Senior Vice President and Chief Financial Officer
11330 Clay Road, Suite 350
Houston, Texas 77041
(71) 359-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Gary H. McDaniel Norton Rose Fulbright US LLP 300 Convent Street, Suite 2100 San Antonio, Texas 78205 (210) 270-7172	Jamie Gagner Norton Rose Fulbright Canada LLP 400 3rd Avenue SW, Suite 3700 Calgary Alberta T2P 4H2 Canada (403) 267-9563

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer     ☐                            Accelerated filer          ☒
Non-accelerated filer    ☐                             Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)
Common Shares, no par value
First Preferred Shares, no par value
Second Preferred Shares, no par value
Warrants
Units
Total			$150,000,000(3)	$15,105 (3)(4)

(1)
There are being registered hereunder such indeterminate number of shares of common shares, first preferred shares, and second preferred shares, such indeterminate number of warrants to purchase common shares, first preferred shares or second preferred shares, and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $150,000,000. This total amount also includes such securities as may from time to time be issued upon conversion or exchange of securities registered hereunder, to the extent such securities are, by their terms, convertible into or exchangeable for other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends, or similar transactions. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(3)
Calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, and based upon the maximum aggregate offering price of all securities being registered.

(4)	The full registration fee was paid in connection with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Pre-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-211271) (the “Registration Statement”) of Tesco Corporation is being filed to amend the Index to Exhibits to include the Amended and Restated Bylaws of Tesco Corporation and Form of Common Share Certificate for Tesco Corporation referenced in Exhibit Numbers 4.2 and 4.3 to the Index to Exhibits. Accordingly, this Pre-Effective Amendment consists only of the facing page, this explanatory note, the signature page of the Registration Statement and the Index to Exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2016.

TESCO CORPORATION
By: Name: Title:	/s/ CHRISTOPHER L. BOONE Christopher L. Boone Senior Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ FERNANDO R. ASSING Fernando R. Assing	Director, President and Chief Executive Officer (Principal Executive Officer)	May 24, 2016

/s/ CHRISTOPHER L. BOONE Christopher L. Boone	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2016

/s/ THOMAS B SLOAN, JR. Thomas B Sloan, Jr.	Vice President and Corporate Controller (Principal Accounting Officer)	May 24, 2016

* Michael W. Sutherlin	Chairman of the Board	May 24, 2016

* John P. Dielwart	Director	May 24, 2016

* Fred J. Dyment	Director	May 24, 2016

* Gary L. Kott	Director	May 24, 2016

* R. Vance Milligan	Director	May 24, 2016

* Rose M. Robeson	Director	May 24, 2016

* Elijio V. Serrano	Director	May 24, 2016

/s/ CHRISTOPHER L. BOONE Christopher L. Boone	Authorized Representative in the United States	May 24, 2016
* By: /s/ CHRISTOPHER L. BOONE Christopher L. Boone Attorney-in-Fact

INDEX TO EXHIBITS
Exhibit
Number        Description

1.1*	Form of Underwriting Agreement

4.1**	Restated Articles of Amalgamation of Tesco Corporation, dated May 29, 2007 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 1, 2007)

4.2	Amended and Restated By-laws of Tesco Corporation (incorporated by reference to Exhibit 3.1 to Tesco Corporation’s Current Report on Form 8-K dated March 5, 2014 filed with the SEC on March 11, 2014)

4.3
Form of Common Share Certificate for Tesco Corporation (incorporated by reference to Exhibit 4.1 to Tesco Corporation's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015)

4.4*	Form of First Preferred Share Certificate

4.5*	Form of Second Preferred Share Certificate

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Unit Agreement

4.9*	Form of Unit Certificate

5.1**	Opinion of Norton Rose Fulbright Canada LLP as to the legality of the securities registered hereby

12.1**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP

23.3**	Consent of PricewaterhouseCoopers LLP

24.1**	Power of Attorney

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed with the initial filing of the Registration Statement.